Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

by and between

MERCADOLIBRE, INC.

and

PAYPAL, INC.

March 11, 2019

4.	Representations and Warranties of the Purchaser		11
	4.1	Organization	11
	4.2	Authorization	11
	4.3	No Conflict	11
	4.4	Consents	12
	4.5	Brokers	12
	4.6	Purchase Entirely for Own Account	12
	4.7	Investor Status	12
	4.8	Information.	12
	4.9	Securities Not Registered.	12
	4.10	Financing	13
	4.11	Non-Reliance	13
5.		Covenants.	13
	5.1	Rule 144 Reporting.	13
	5.2	Trading of Company Securities.	14
	5.3	Lock-Up.	14
	5.4	Board Observer	14
	5.5	Cooperation	15
6.	Conditions Precedent.		15
	6.1	Mutual Conditions of Closing	15
	6.2	Conditions to the Obligation of the Purchaser to Consummate the Closing	15
	6.3	Conditions to the Obligation of the Company to Consummate the Closing	16
7.	Legends; Securities Act Compliance		16
8.	Termination.		16
	8.1	Conditions of Termination	16
	8.2	Effect of Termination	16
9.	Miscellaneous Provisions.		17
	9.1	Survival	17
	9.2	Interpretation	17
	9.3	Notices	18
	9.4	Severability	18
	9.5	Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.	19
	9.6	Delays or Omissions; Waiver	19
	9.7	Specific Performance	19
	9.8	Fees; Expenses.	19
	9.9	Assignment	19
	9.10	No Third Party Beneficiaries	20
	9.11	Counterparts	20
	9.12	Entire Agreement; Amendments	20
	9.13	No Personal Liability of Directors, Officers, Owners, Etc	20

Securities Purchase Agreement

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 11, 2019, by and between MercadoLibre, Inc., a Delaware corporation (the “Company”), and PayPal, Inc., a Delaware corporation (the “Purchaser”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company entered into a Securities Purchase Agreement with Dragoneer Investment Group, LLC (“Dragoneer”) pursuant to which Dragoneer will purchase preferred securities of the Company for aggregate consideration of $100,000,000 (the “Concurrent Private Placement”);

WHEREAS, on the date hereof, the Company will file a Registration Statement on Form S-3ASR and a prospectus supplement thereto with the U.S. Securities and Exchange Commission (the “SEC”) registering the sale of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) and announcing the Company’s intention to complete a sale of shares of the Common Stock, which sale is expected to be completed on or prior to March 15, 2019 (the “Concurrent Public Offering”);

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, the Subject Shares (as defined below);

WHEREAS, the Board (as defined below) has (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement providing for the transactions contemplated hereby in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), upon the terms and subject to the conditions set forth herein and therein, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the DGCL, upon the terms and conditions contained herein and therein; and

WHEREAS, the Purchaser has approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with applicable Law (as defined below), upon the terms and conditions contained herein.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

1.          Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified Person.

“Agreement” shall have the meaning set forth in the preamble.

“Anti-Money Laundering Laws” shall have the meaning set forth in Section 3.18.

“Bankruptcy and Equity Exception” shall have the meaning set forth in Section 3.2.

“Board” shall mean the Board of Directors of the Company.

“Board Documents” shall have the meaning set forth in Section 5.4.

“Business Day” shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or California or is a day on which banking institutions located in the State of New York or California are authorized or required by Law or other governmental action to close.

“Capital Stock” shall mean, with respect to any Person, any and all shares of stock, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity.

“Common Stock” shall have the meaning set forth in the recitals.

“Closing” shall have the meaning set forth in Section 2.2(a).

“Closing Date” shall have the meaning set forth in Section 2.2(a).

“Company” shall have the meaning set forth in the preamble.

“Concurrent Public Offering” shall have the meaning set forth in the recitals.

“Consent” shall have the meaning set forth in Section 3.5.

“control” (including the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of Equity Securities, by contract or otherwise.

“Delaware Court” shall have the meaning set forth in Section 9.5(b).

“DGCL” shall have the meaning set forth in the recitals.

“Environmental Laws” shall have the meaning set forth in Section 3.10.

“Equity Securities” shall mean, with respect to any Person, (i) shares of Capital Stock of, or other equity or voting interest in, such Person, (ii) any securities convertible into or exchangeable for shares of Capital Stock of, or other equity or voting interest in, such Person, (iii) options, warrants, rights or other commitments or agreements to acquire from such Person, or that obligates such Person to issue, any Capital Stock of, or other equity or voting interest in, or any securities convertible into or exchangeable for shares of Capital Stock of, or other equity or voting interest in, such Person, and (iv) obligations of such Person to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any Capital Stock of, or other equity or voting interest (including any voting debt) in, such Person.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“FCPA” shall have the meaning set forth in Section 3.17.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any United States or non-United States federal, state or local government, or any agency, bureau, board, commission, department, tribunal or instrumentality thereof or any court, tribunal, or arbitral or judicial body, including NASDAQ.

“HMT” shall have the meaning set forth in Section 3.19.

“Lock-Up Expiration Date” has the meaning set forth in Section 5.4.

“Law” shall mean any applicable law, statute, code, ordinance, rule, regulation, or agency requirement of or undertaking to or agreement with any Governmental Entity, including common law.

“Lien” shall mean any lien, charge, pledge, security interest, claim or other encumbrance.

“Material Adverse Effect” means any change, event, effect or circumstance (each, an “Effect”) that, individually or taken together with all other Effects that have occurred prior to, and are continuing as of, the date of determination of the occurrence of the Material Adverse Effect, has a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries taken as a whole.

“NASDAQ” shall mean Nasdaq Global Market (or its successor).

“Observer” shall have the meaning set forth in Section 5.4.

“OFAC” shall have the meaning set forth in Section 3.19.

“Organizational Document” shall mean, as applicable, an entity’s agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents.

“Per Share Purchase Price” shall mean the lesser of (i) $436.10 and (ii) the public offering price per share of Common Stock in the Concurrent Public Offering.

“Person” shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “Person” as contemplated by Section 13(d) of the Exchange Act.

“Purchase Price” shall have the meaning set forth in Section 2.1.

“Purchaser” shall have the meaning set forth in the preamble.

“Purchaser Adverse Effect” shall have the meaning set forth in the Section 4.3.

“Representatives” shall mean, with respect to any Person, such Person’s Affiliates and such Person’s and each such Affiliate’s respective directors, officers, employees, managers, trustees, principals, stockholders, members, general or limited partners, agents and other representatives.

“Rule 144” shall have the meaning set forth in Section 4.8(a).

“Sanctioned Country” shall have the meaning set forth in Section 3.19.

“SEC” shall mean have the meaning set forth in the recitals.

“SEC Reports” shall mean (i) the Company’s Form 10-K for the fiscal year ended December 31, 2018 and (ii) the portions of the Company’s Definitive Proxy Statement on Schedule 14A that are incorporated by reference into the Company’s Form 10-K for the fiscal year ended December 31, 2018.

“Securities Act” shall mean the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Subject Shares” shall mean a number of shares of Common Stock equal to (i) $750,000,000 divided by (ii) the Per Share Purchase Price (rounded up to the nearest whole share).

“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries.

“Taxes” shall mean any and all taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto) imposed by any Governmental Entity, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and any ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs or duties.

“UNSC” shall have the meaning set forth in Section 3.19.

2.          Authorization, Purchase and Sale of the Securities.

2.1          Authorization, Purchase and Sale.

(a)          Subject to and upon the terms and conditions of this Agreement, the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, at the Closing, the Subject Shares for an aggregate purchase price equal to the product of (i) the number of Subject Shares and (ii) the Per Share Purchase Price (such amount, the “Purchase Price”).

2.2          Closing.

(a)          The closing of the purchase and sale of the Subject Shares (the “Closing”) shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, NY 10006, on the date on which all of the conditions set forth in Section 6 have been satisfied or duly waived, or at such other place or such other date as mutually agreed to by the parties hereto (the date on which the Closing occurs, the “Closing Date”).

(b)          At the Closing:

(i)          the Company shall deliver to the Purchaser evidence that the Subject Shares have been issued in book-entry form; and

(ii)          the Purchaser shall deliver, or cause to be delivered, to the Company the Purchase Price by wire transfer of immediately available funds to an account or accounts that the Company shall designate at least two (2) Business Days prior to the Closing Date.

3.          Representations and Warranties of the Company.  The Company hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Purchaser as follows:

3.1          Organization and Power. The Company and each of its Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

3.2          Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the due and proper authorization of the consummation by it of the transactions contemplated thereby has been duly and validly taken and, assuming due execution and delivery by the Purchaser, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). This Agreement has been duly authorized, executed and delivered by the Company.

3.3          The Subject Shares. The Subject Shares have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Subject Shares will not be subject to any preemptive or similar rights.

3.4          Capitalization. The Company has the following authorized capitalization: 110,000,000 shares of Common Stock and 40,000,000 shares of preferred stock, par value $0.001 per share; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options, except as disclosed in the SEC Reports; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

3.5          No Conflict.  The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (including estatutos sociales and estatutos sociais) or similar constitutive or organizational documents of the Company or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority.

3.6          Consents.  No consent, approval, authorization, order, registration or qualification of or with (any of the foregoing being a “Consent”),  any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, the sale of the Subject Shares and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may have been obtained under the Securities Act and such as may be required under applicable state securities laws in connection with the issuance of Subject Shares.

3.7          SEC Documents; Financial Statements.

(a) Each of the documents filed by the Company with the SEC (the “SEC Documents”) since January 1, 2018, as of its respective filing date, complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement (including the Preliminary Prospectus Supplement to be filed pursuant to Rule 424(b) on the date hereof), none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) The consolidated financial statements and the related notes thereto of the Company and its consolidated Subsidiaries included or incorporated by reference in the SEC Reports present fairly the financial position of the Company and its consolidated Subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified.  Such consolidated financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the SEC Reports has been derived from the accounting records of the Company and its consolidated Subsidiaries and presents fairly the information shown thereby.

3.8          Litigation.  There are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or any of its Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. No such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others.

3.9          Title to Properties.  The Company and its Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.10          Intellectual Property. Except as disclosed in the SEC Reports: (i) the Company and its Subsidiaries own or possess adequate rights to use all material uniform resource locators (URLs), patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) material for the conduct of their respective businesses as they are currently conducted (collectively, “Intellectual Property”); (ii) there are no third parties who have established or, to the Company’s knowledge, will be able to establish rights to any Intellectual Property, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the SEC Reports disclose is licensed to the Company; (iii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iv) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any Intellectual Property, and the Company or any of its Subsidiaries is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any Intellectual Property, and the Company or any of its Subsidiaries is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any patent, trademark, trade name, service mark, copyright, trade secret or other proprietary rights of others, and the Company or any of its Subsidiaries is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vii) to the best of the Company’s knowledge, the Company and its Subsidiaries have complied in all material respects with the terms of any agreement pursuant to which Intellectual Property has been licensed to the Company or any of its Subsidiaries, and all such agreements that are material for the conduct of their respective businesses as they are currently conducted are in full force and effect; and (viii) to the best of the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property or that challenges the validity, enforceability or scope of any of the Intellectual Property except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.11          No Undisclosed Relationships. To the Company’s knowledge, no relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in a registration statement to be filed with the SEC and that is not so described in the SEC Reports.

3.12          Permits.  The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

3.13          No Labor Disputes. Neither the Company nor any of its Subsidiaries is engaged in any illegal labor practice, except as would not, individually or in the aggregate, have a Material Adverse Effect. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect.

3.14          Environmental Compliance.  (i) The Company and its Subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its Subsidiaries, except in the case of each of (x) and (y) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

3.15          Taxes. The Company and its subsidiaries have paid all material federal, state, local and non-U.S. Taxes and filed all material Tax returns required to be paid or filed through the date hereof except for any Taxes (i) for which an extension has been obtained or (ii) which are being contested in good faith and by appropriate proceedings (provided adequate reserves have been provided for such Taxes); and there is no material Tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets.

3.16          Insurance. The Company and its Subsidiaries have insurance against such losses and risks as the Company reasonably believes is prudent for companies engaged in similar business in similar industries; all policies of insurance insuring the Company or any of its Subsidiaries or their respective businesses, assets, directors and officers and employees are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business except, in each case, as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

3.17          No Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor any director, officer or employee of the Company or any of its Subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended (“FCPA”) or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering of the Shares hereunder in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

3.18          Compliance with Anti-Money Laundering Laws.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.19          No Conflicts with Sanctions Laws. Neither the Company nor any of its Subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”) provided however, notwithstanding the above, the Company maintains Subsidiaries in Venezuela; and the Company will not directly or indirectly use the proceeds of the offering of the Subject Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

3.20          No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Subject Shares in a manner that would require registration of the Subject Shares under the Securities Act.

3.21          No General Solicitation or Directed Selling Efforts. None of the Company or any of its affiliates or any other person acting on its or their behalf has solicited offers for, or offered or sold, the Subject Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

3.22          Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Purchaser, it is not necessary, in connection with the issuance and sale of the Subject Shares to the Purchaser, to register the Subject Shares under the Securities Act.

3.23          Absence of Certain Changes.  Since December 31, 2018, (i) there has not been any material change in the capital stock, long-term debt, notes payable or current portion of long-term debt of the Company or any of its Subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its Subsidiaries has entered into any transaction or agreement that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole.

3.24          No Defaults.  Neither the Company nor any of its Subsidiaries is: (i) in violation of its charter or by-laws (including estatutos sociales and estatutos sociais) or similar constitutive or organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

3.25          Brokers.  The Company has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser could be required to pay.

3.26          NASDAQ. Shares of the Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed on NASDAQ, and there is no action pending by the Company or any other Person to terminate the registration of the Common Stock under the Exchange Act or to delist the Common Stock from NASDAQ, nor has the Company received any notification that the SEC or NASDAQ is currently contemplating terminating such registration or listing. The issuance and sale of the Subject Shares does not and will not contravene NASDAQ rules or regulations.

3.27          U.S. Activities.  The fair market value of the assets of the Company and its Subsidiaries located in the United States do not exceed $90,000,000 in the aggregate. During the year ended December 31, 2018, the aggregate sales by the Company and its Subsidiaries in, or into, the United States did not exceed $90,000,000 in the aggregate.

3.28          Other Private Placements.  The terms of the Concurrent Private Placement have not been amended or modified.  The terms of any private placement for Common Stock entered into on or prior to the Closing Date, including the securities issued pursuant thereto, are no more favorable than the terms provided to the Purchaser under this Agreement and the Common Stock received pursuant hereto.

3.29          IT Systems.  The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, to the best of the Company’s knowledge.  The Company and its Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the best of the Company’s knowledge, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its Subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

3.30          No Other Representations and Warranties.  Except for the representations and warranties contained in Section 3 and any schedules or certificates delivered in connection herewith, the Company makes no other representation or warranty, express or implied, written or oral, and hereby, to the maximum extent permitted by applicable Law, disclaims any such representation or warranty, whether by the Company or any other Person, with respect to the Company or with respect to any other information (including, without limitation, pro forma financial information, financial projections or other forward-looking statements) provided to or made available to the Purchaser or any of their respective Representatives in connection with the transactions contemplated hereby.

4.          Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Company as follows:

4.1          Organization.  The Purchaser is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization.

4.2          Authorization.  The Purchaser has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the due and proper authorization of the consummation by it of the transactions contemplated thereby has been duly and validly taken and, assuming due execution and delivery by the Company, constitutes a valid and binding agreement of such Purchaser enforceable against such Purchase in accordance with its terms, subject to the Bankruptcy and Equity Exception.

4.3          No Conflict.  The execution, delivery and performance of this Agreement by the Purchaser, the issuance of the Subject Shares in accordance with this Agreement, and the consummation of the other transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser or any of its Subsidiaries is a party or by which the Purchaser or any of its Subsidiaries is bound or to which any of the property or assets of the Purchaser or any of its Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar constitutive or organizational documents of the Purchaser or any of its Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of each of clauses (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to materially delay or hinder the ability of the Purchaser to perform its obligations under this Agreement (a “Purchaser Adverse Effect”).

4.4          Consents.  No Consent of any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Purchaser in connection with (i) the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby or (ii) the issuance of the Subject Shares in accordance with this Agreement, except for such consents, approvals, authorizations, orders and registrations or qualifications as may have been obtained under the Securities Act and such as may be required under applicable state securities laws in connection with the issuance of the Subject Shares and such Consents the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Purchaser Adverse Effect.

4.5          Brokers.  The Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company could be required to pay.

4.6          Purchase Entirely for Own Account.  The Purchaser is acquiring the Subject Shares for its own account solely for the purpose of investment, not as nominee or agent, and not with a view to, or for sale in connection with, any distribution of the Subject Shares in violation of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same, in violation of the Securities Act.  The Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Subject Shares.

4.7          Investor Status.  The Purchaser certifies and represents to the Company that it is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.8          Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Subject Shares that have been requested by it. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that its investment in the Subject Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Subject Shares.

4.9          Securities Not Registered.

(a)          The Purchaser understands that none of the Subject Shares have been approved or disapproved by the SEC or by any state securities commission nor have the Subject Shares been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Subject Shares being acquired by the Purchaser are “restricted securities” under applicable federal securities laws and must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser agrees: (A) that the Purchaser will not sell, assign, pledge, give, transfer or otherwise dispose of the Subject Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Subject Shares under the Securities Act and all applicable state or local securities laws, or in a transaction that is exempt from the registration provisions of the Securities Act and all applicable state or local securities laws, (B) that any certificates representing the Subject Shares will bear a legend making reference to the foregoing restrictions and (C) that the Company shall not be required to give effect to any purported transfer of the Subject Shares except upon compliance with the foregoing restrictions.

(b)          The Purchaser understands that the Subject Shares shall be subject to the restrictions contained herein.

(c)          The Purchaser understands that the Subject Shares, and any securities issued in respect thereof or in exchange therefor, will bear the following legends:

“THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) PURSUANT TO ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING RULE 144 OR REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (II) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (III) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

4.10          Financing.  The Purchaser has, or by the Closing will have, an amount of cash sufficient to enable it to consummate the transactions contemplated hereunder on the terms and conditions set forth in this Agreement.

4.11          Non-Reliance.  Neither the Purchaser nor any of its Representatives has relied or is relying on any representation or warranty, express or implied, written or oral, made by the Company or any of its Representatives, except those representations and warranties expressly set forth in Section 3 or in any schedule or certificate delivered in connection herewith.  Neither the Company nor any of its Representatives will have or be subject to any liability or indemnification obligation to the Purchaser or any other Person resulting from any other express or implied representation or warranty with respect to the Company, unless any such information is expressly included in a representation or warranty contained in Section 3 or in any schedule or certificate delivered in connection herewith.

5.          Covenants.

5.1          Rule 144 Reporting.  With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Subject Shares to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)          make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 under the Securities Act (or any similar provision then in effect), at all times from and after the Closing Date;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the Closing Date; and

(c)          furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act (or any similar provision then in effect) and (ii) unless otherwise available via the SEC’s EDGAR filing system, to the Purchaser forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing the Purchaser to sell any such securities without registration.

5.2          Trading of Company Securities.  During the periods between the date hereof and the Closing, neither the Purchaser nor any of its Affiliates shall sell short any securities of the Company or derivatives thereof.

5.3          Lock-Up.  Until the date that is 180 days after the Closing Date (the “Lock-Up Expiration Date”), the Purchaser agrees that it shall not, without the Company’s written consent, (A) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale relating to, or otherwise transfer or dispose of, directly or indirectly, any of the Subject Shares, or publicly disclose the intention to make any offer, sale, pledge or disposition, or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Subject Shares, whether any such transaction described in clauses (A) and (B) is to be settled by delivery of shares of Common Stock, any other security, in cash or otherwise.  Notwithstanding anything contained in this Section 5.3 to the contrary, the Purchaser shall be permitted to sell, transfer or dispose of Subject Shares prior to the Lock-Up Expiration Date to maintain the Purchaser’s percentage ownership in the Common Stock at 5.00% or less. Prior to the Lock-Up Expiration Date, the Company shall not enter into, or agree to enter into, any agreement relating to a strategic investment by a third-party (including issuance or sale of any securities other than Common Stock) on terms more favorable than the terms provided to the Purchaser under this Agreement and the Common Stock received pursuant hereto; provided, however, that it shall not be a violation of this provision to issue Common Stock to a strategic investor at a price per share of Common Stock less than the Per Share Purchase Price as long as the price per share of Common Stock is at least 97% of the closing trading price of the Common Stock on the trading day immediately prior to such investment.

5.4          Board Observer.  Following the Closing, and no later than 10 Business Days following the entry into a commercial agreement pursuant to the terms of Section 5.5 hereof,  the Company shall use its reasonable best efforts to (1) identify, together with the Purchaser, one authorized representative of the Purchaser who shall be acceptable to both the Company and the Purchaser, and (2) use its good faith efforts to seek the approval of the Board to designate such representative as an observer to the Board (the “Observer”), who shall be, subject to the exceptions set forth below, invited to attend all meetings of the Board and in connection therewith shall be entitled to receive copies of all notices, minutes, consents, and other materials that the Company provides to its directors on the same terms and in the same manner as provided to the other members of the Board  (the “Board Documents”). The Observer may participate in discussions of matters brought before the Board, but shall in all other respects be a nonvoting observer. The Company shall have the right at its sole discretion to exclude the Observer from any portion or all of any meeting of the Board, or withhold a portion of the Board Documents, on a case-by-case basis, if required by law or if the Board or any officer of the Company determines that exclusion of the Observer is reasonably necessary (i) to preserve the attorney-client privilege between the Company and its counsel, (ii) to prevent disclosure of trade secrets to the Observer, or (iii) to prevent disclosure of any other information to the Observer, which information the Board or any officer of the Company reasonably believes would result in disclosure the Company is not prepared to disclose to any third party at such time. The Company and the Purchaser agree that upon the appointment of any such Observer, the Company and the Purchaser shall negotiate, and shall use good faith efforts to cause the Observer to enter into, a confidentiality agreement and any other agreements reasonably deemed necessary by the Company to approve the appointment of the Observer. Upon the resignation of any Observer, the Company and the Purchaser shall use their good faith efforts to appoint a replacement representative as Observer in accordance with the procedures set forth above, in each case within 30 calendar days of any such Observer resignation. Purchaser shall maintain the right to designate one Observer pursuant to this Section 5.4 only so long as it continues to hold at least fifty percent (50%) of the shares of Common Stock purchased at the Closing and any Observer shall lose all rights set forth above upon the sale by Purchaser of fifty percent (50%) or more of the shares of Common Stock purchased at the Closing.

5.5          Cooperation.  Following the Closing, each of the Company and the Purchaser shall use their respective reasonable best efforts to cooperate with one another to enter into a commercial agreement, within ninety (90) days of the Closing Date, that establishes complementary initiatives to strengthen the respective companies’ networks.

6.          Conditions Precedent.

6.1          Mutual Conditions of Closing.  The obligations of the Company and the Purchaser to consummate the transactions to be consummated at the Closing is subject to the satisfaction, or mutual written waiver, of the following conditions precedent:

(a)          There shall not be any Law or Governmental Order in effect that enjoins, prohibits or materially alters the terms of the transactions contemplated by this Agreement, and no action, suit, investigation or proceeding pending by a Governmental Authority of competent jurisdiction that seeks such a Governmental Order; and

(b)          The issue and sale of the Subject Shares shall be exempt from the requirement to file a prospectus or registration statement and there shall be no requirement to deliver an offering memorandum under applicable securities Law relating to the sale of the Subject Shares.

6.2          Conditions to the Obligation of the Purchaser to Consummate the Closing.  The obligation of the Purchaser to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Subject Shares pursuant to this Agreement, is subject to the satisfaction, or due waiver in writing by the Purchaser, of the following conditions precedent:

(a)          the Company shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date;

(b)          the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Sections 3.1, 3.2 3.3, 3.22 and 3.25, which shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date);

(c) the Company shall have consummated the Concurrent Public Offering resulting in gross proceeds to the Company of at least $500,000,000;

(d) the Subject Shares shall represent 5.00% or less of the outstanding Common Stock of the Company;

 (e)          the Company shall have delivered to the Purchaser a certificate, dated the Closing Date and executed by a duly authorized officer, to the effect that the conditions set forth in Sections 6.2(a), (b), (c) and (d) have been satisfied; and

 (f)          the Purchaser shall have received an opinion from Cleary Gottlieb Steen & Hamilton LLP, counsel to the Company, dated the Closing Date and satisfactory in form and substance to counsel for the Purchaser.

6.3          Conditions to the Obligation of the Company to Consummate the Closing.  The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Purchaser the Subject Shares pursuant to this Agreement, is subject to the satisfaction of the following conditions precedent:

(a)          the Purchaser shall have performed and complied in all material respects with all of the covenants and agreements contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Dates; and

(b)          the representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects (other than those representations and warranties contained in Sections 4.1, 4.2 and 4.5 which shall be true and correct in all respects) as of the Closing Date (except in the case of representations and warranties that are made as of a specified date, which shall be true and correct in all respects as of such specified date); and

(c)          the Purchaser shall have delivered to the Company a certificate, dated the Closing Date and executed by a duly authorized officer, to the effect that the conditions set forth in Sections 6.3(a) and (b) have been satisfied.

7.          Legends; Securities Act Compliance.  The Subject Shares or the notice sent to any holder of the Subject Shares in book-entry form will bear a legend conspicuously thereon as provided in Section 4.8.

8.          Termination.

8.1          Conditions of Termination.  Notwithstanding anything to the contrary contained herein, this Agreement may be terminated: (a) at any time before the Closing by either the Company, on the one hand, or the Purchaser, on the other hand, if any of the conditions to Closing to which such party is entitled to the benefit of shall have become permanently incapable of fulfillment and shall not have been waived in writing (to the extent permitted by applicable Law); or (b) at any time after the date that is 30 days after the date of this Agreement by either the Company, on the one hand, or the Purchaser, on the other hand, if the Closing shall not have occurred on or before such date; provided, however, that the right to terminate this Agreement pursuant to the preceding clause (a) or clause (b) shall not be available to a party if the inability to satisfy any of the conditions to Closing was due primarily to the failure of such party to perform any of its obligations under this Agreement.

8.2          Effect of Termination.  In the event of any termination pursuant to Section 8.1, this Agreement shall become null and void and have no further effect, with no liability on the part of the Company or the Purchaser, or their respective Affiliates or Representatives, with respect to this Agreement, except (a) for the terms of this Section 8.2 and Section 9, which shall survive the termination of this Agreement, and (b) that nothing in this Section 8.2 shall relieve any party hereto from liability or damages incurred or suffered by any other party resulting from any intentional (x) breach of any representation or warranty of such first party or (y) failure of such first party to perform a covenant thereof.  As used in the foregoing sentence, “intentional” shall mean an act or omission by such party which such party actually knew, or reasonably should have known, would constitute a breach of this Agreement by such party.

9.          Miscellaneous Provisions.

9.1          Survival.  The representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 4.1, 4.2 and 4.3 shall survive the execution and delivery of this Agreement and the Closing indefinitely and the other representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 18 months following the Closing Date, regardless of any investigation made by or on behalf of the Company or the Purchaser.  The covenants made in this Agreement shall survive the Closing indefinitely until fully performed in accordance with their terms and remain operative and in full force and effect in accordance with their terms regardless of acceptance of any of the Subject Shares and payment therefor and repayment, conversion or repurchase thereof.

9.2          Interpretation.  The term “or” when used in this Agreement is not exclusive.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.  The headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, unless the context otherwise requires, will be deemed to refer to the date set forth in the first paragraph of this Agreement.  The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.  All matters to be agreed to by any party hereto must be agreed to in writing by such party unless otherwise indicated herein.  Except as otherwise specified herein, references to agreements, policies, standards, guidelines or instruments, or to statutes or regulations, are to such agreements, policies, standards, guidelines or instruments, or statutes or regulations, as amended or supplemented from time to time (or to successors thereto).  All references herein to the Subsidiaries of a Person shall be deemed to include all direct and indirect Subsidiaries of such Person, unless otherwise indicated or the context otherwise requires.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

9.3          Notices.  All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three Business Days after being sent by registered or certified mail, return receipt requested, postage prepaid, (b) one Business Day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery or (c) on the date of delivery if delivered personally or via e-mail, in each case to the intended recipient as set forth below:

(a)	if to the Company, addressed as follows:

MercadoLibre, Inc. Arias 3751, 7th Floor Buenos Aires, C1430CRG
	Attention:	Jacobo Cohen Imach
Gabriela Colombo
	Email:	jcimach@mercadolibre.com
gabriela.colombo@mercadolibre.com

with copies (which shall not constitute notice) to:

Cleary Gottlieb Steen and Hamilton LLP One Liberty Plaza New York, NY 10006
	Attention:	Nicolas Grabar
Andrea Basham
	Email:	ngrabar@cgsh.com
abasham@cgsh.com

(b)	if to the Purchaser, to:

with copies (which shall not constitute notice) to:

PayPal, Inc. 2211 North First Street San Jose, CA 95131
	Facsimile:	(408) 967-9990
	Attention:	General Counsel

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1400 Palo Alto, CA 94301
	Attention:	Michael Mies
	Email:	michael.mies@skadden.com

Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 9.3.

9.4          Severability.  In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.5          Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(a)           This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by and enforced and construed in accordance with the Laws of the State of Delaware (including its statute of limitations), regardless of the Laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)           Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement shall be instituted in the Court of Chancery of the State of Delaware (provided, that if jurisdiction is not then available in such court, then any such legal suit, action or proceeding shall be brought in any federal court located in the State of Delaware or in any other Delaware state court) (any of the foregoing Delaware courts, a “Delaware Court”); (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; and (iii) submits to the non-exclusive jurisdiction of a Delaware Court in any such suit, action or proceeding.

(c)           EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PURCHASER OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

9.6          Delays or Omissions; Waiver.  No delay or omission to exercise any right, power, or remedy accruing to a party upon any breach or default of another party under this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.  Any agreement on the part of a party or parties hereto to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party or parties, as applicable.  Any delay in exercising any right under this Agreement shall not constitute a waiver of such right.

9.7          Specific Performance. The parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character, and that irreparable damages for which money damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled, at law or in equity; and the parties hereto further agree to waive any requirement for the securing or posting of any bond or other security in connection with the obtaining of any such injunctive or other equitable relief. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) any party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity.

9.8          Fees; Expenses.  All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring them, whether or not the transactions contemplated hereby and thereby are consummated.

9.9          Assignment.  (i) The Purchaser may not assign its rights or obligations under this Agreement without the prior written consent of the Company and (ii) the Company may not assign its rights or obligations under this Agreement without the prior written consent of the Purchaser.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and permitted assigns.  Any purported assignment other than in compliance with the terms hereof shall be void ab initio.

9.10          No Third Party Beneficiaries.  This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.  Without limiting the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto.  In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto.  Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

9.11          Counterparts.  This Agreement may be executed and delivered (including by facsimile or electronic transmission) in any number of counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute a single instrument.

9.12          Entire Agreement; Amendments.  This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Exhibit hereto, constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersede all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral.  No modification, alteration or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Purchaser.

9.13          No Personal Liability of Directors, Officers, Owners, Etc.  No director, officer, employee, incorporator, equityholder, managing member, member, general partner, limited partner, principal or other agent of the Purchaser or the Company shall have any liability for any obligations of the Purchaser or the Company, as applicable, under this Agreement or for any claim based on, in respect of, or by reason of, the respective obligations of the Purchaser or the Company, as applicable, under this Agreement.  Each party hereby waives and releases all such liability.  This waiver and release is a material inducement to each party’s entry into this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly appointed officers as of the date first above written.

COMPANY:
MERCADOLIBRE, INC.

By:	/s/ Pedro Arnt
Name:	Pedro Arnt
Title:	Chief Financial Officer

PURCHASER:
PAYPAL, INC.

By:	/s/ Jeremy Jonkers
Name:	Jeremy Jonkers
Title:	Vice President, Corporate Development and Ventures